UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2018

ENVISION SOLAR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-53204	26-1342810
(Commission File Number)	(I.R.S. Employer Identification No.)

5660 Eastgate Drive, San Diego, CA	92126
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 799-4583

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

General. On July 19, 2018, Mr. Jay S. Potter resigned as a director of Envision Solar International, Inc., a Nevada corporation (the “Company”), and the Company accepted Mr. Potter’s resignation, effective on the same date. Mr. Potter resigned voluntarily to focus on a sustainable technologies company in a different industry, and not due to any disagreement or dispute with the Company or its Board of Directors. As a longtime director and an early proponent of the Company working with its founders, he remains committed to its success. In recognition of Mr. Potter’s long and valuable service to the Company, the Board of Directors has authorized the immediate vesting and issuance to Mr. Potter of the balance of the nonperformance restricted stock award scheduled to be issued to him through December 31, 2018.

SECTION 9. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

99.1	Resignation Notice from Jay S. Potter, effective July 19, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION SOLAR INTERNATIONAL, INC.

Date: July 24, 2018	By: /s/ Desmond Wheatley
Desmond Wheatley, Chief Executive Officer